Exhibit C


                                 AGREEMENT


               THIS AGREEMENT (this "Agreement"), dated as of May 28, 1999, is entered into by and among AT&T Corp., a New York corporation ("Parent"), Liberty Media Corporation, a Delaware corporation ("Liberty"), on the one hand, and the other parties named on the signature pages of this Agreement (collectively, the "Stockholders"), on the other hand.

               WHEREAS, concurrently herewith, Parent, Liberty, A-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Associated Group, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as amended or supplemented from time to time, the "Merger Agreement");

               WHEREAS, as of the date hereof, the Stockholders own and/or have the power to vote, as applicable, the number of Shares (as defined below) set forth in Schedule I hereto;

               WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement, and has approved this Agreement (solely for purposes of paragraph (a)(1) of Section 203 of the DGCL as may be applicable to Parent or Liberty with respect to the Company by virtue of this Agreement) and such approvals and adoption have not been withdrawn;

               WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger; and

               WHEREAS, as a condition to its entering into the Merger Agreement, Liberty has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement;

               WHEREAS, capitalized terms used herein (including in Schedules I and II hereto) but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

               Section 1.  Agreement to Vote.

               (a) Each Stockholder hereby agrees with Liberty to attend the Special Meeting of the Company (or any other meeting of stockholders of the Company at which the Merger Proposal is to be submitted to a vote of the stockholders of the Company), in person or by proxy, and to vote (or cause to be voted) all Shares and any other voting securities of the Company (including any such securities acquired hereafter) that such Stockholder has the right to vote or direct the voting as of the applicable record date (collectively, the "Covered Shares"), for approval and adoption of the Merger Agreement, the Merger and any related action reasonably required in furtherance thereof and duly submitted to a vote of the stockholders at the Special Meeting or any other meeting of stockholders of the Company, such agreement to vote to apply also to any adjournment or adjournments or postponement or postponements of the Special Meeting (or any such other meeting). Each Stockholder hereby further agrees with Liberty that he, she or it shall, from time to time, in connection with any consent or proxy solicitation relating to the Merger Agreement, timely execute and deliver (or cause to be timely executed and delivered) a written consent or proxy with respect to any Covered Shares in favor of the approval and adoption of the Merger Agreement, the Merger and any related action reasonably required in furtherance thereof as contemplated by the immediately preceding sentence.

               (b) Each Stockholder hereby agrees with Liberty to vote (or cause to be voted) any Covered Shares against any Alternative Proposal and any related action reasonably required in furtherance thereof, at any meeting of stockholders of the Company (including any adjournments or postponements thereof) called to consider and vote on any Alternative Proposal. Each Stockholder further agrees with Liberty that, in connection with any consent or proxy solicitation relating to a Alternative Proposal, such Stockholder will timely execute and deliver (or cause to be timely executed and delivered) a written consent or proxy with respect to any Covered Shares against any Alternative Proposal as contemplated by the immediately preceding sentence.

               (c) To the extent inconsistent with the foregoing provisions of this Section 1, each Stockholder acknowledges and agrees with Liberty that such Stockholder hereby revokes any and all previous proxies with respect to such Stockholder's Covered Shares.

               (d) Notwithstanding any other provision of this Agreement, nothing contained herein shall (i) restrict, limit or prohibit in any manner any Stockholder (including in such Stockholder's representative capacity) who is a director or officer of the Company, any Subsidiary of the Company or of Tokyo or any Subsidiary of Tokyo, from taking any action or omitting to act in his capacity as such a director or officer or (ii) require any Stockholder (including in such Stockholder's representative capacity) to, or to seek to, cause any director or officer of the Company, any Subsidiary of the Company or of Tokyo or any Subsidiary of Tokyo, to take or omit to take any action in his capacity as such a director or officer; provided that nothing in this Section 1(d) shall be deemed to relieve any Stockholder from such Stockholder's obligations under Sections 1, 2 and 3 of this Agreement.

               Section 2. Disposition of Shares. Each Stockholder hereby agrees with Liberty that such Stockholder will not directly or indirectly sell, pledge, encumber, grant any proxy or enter into any voting or similar agreement with respect to, transfer or otherwise dispose of (collectively, "Transfer"), or agree or contract to Transfer, any Shares (or any interest therein) with respect to which a Stockholder directly or indirectly controls the right to Transfer, except for (i) any pledge by a Stockholder of Shares so long as the Stockholder retains full voting rights with respect to such Shares (even in the event of a foreclosure by the pledgee) or (ii) any such Transfer to any Person or entity (including without limitation an estate) who or which shall have agreed in writing with Liberty to be bound by this Agreement as a Stockholder (any direct or indirect transferee referred to in clauses (i) and (ii) above being referred to as a "Permitted Transferee").

               Section 3. Further Assurances. Each Stockholder agrees with Liberty that such Stockholder will execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary to effectuate, carry out and comply with such Stockholder's obligations under this Agreement in accordance with the terms hereof. Without limiting the generality of the foregoing, each Stockholder agrees with Liberty that such Stockholder will not enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or take any other action (or fail to take any other action) if such action (or failure) would materially impair the ability of such Stockholder to effectuate, carry out or comply with all the terms of this Agreement. Parent and Liberty each agree to cooperate with each Stockholder in connection with any filings required to be made by such Stockholder relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

               Section 4. Representations and Warranties of Parent and
Liberty.

               (a) Parent represents and warrants to each Stockholder as follows: This Agreement has been duly executed and delivered by a duly authorized officer of Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent.

               (b) Liberty represents and warrants to each Stockholder as follows: Each of this Agreement and the Merger Agreement has been approved by the Board of Directors of Liberty, in each case representing all necessary corporate action on the part of Liberty. Each of this Agreement and the Merger Agreement has been duly executed and delivered by a duly authorized officer of Liberty. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Liberty, enforceable against Liberty.

               Section 5.  Representations and Warranties of the Stockholders.

               Each Stockholder severally represents and warrants (solely with respect to such Stockholder) to Liberty as follows:

               (a) Such Stockholder has the power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by such Stockholder. This Agreement constitutes the valid and binding agreement of such Stockholder. Such Stockholder has the full power and authority to vote (or cause to be voted), or execute (or cause to be executed) a consent with respect to, all Shares as contemplated hereby. The securities of the Company listed next to the name of such Stockholder on
Schedule I hereto are the only shares of Company Class A Common Stock of the Company over which such Stockholder has the power to vote (or direct the voting) (such shares of Company Class A Common Stock being referred to as the "Shares").

               (b) Each Stockholder is the lawful owner of the Shares listed on Schedule I as owned by such Stockholder, free and clear of all liens, charges, encumbrances and commitments of every kind, other than this Agreement and as set forth on Schedule II hereto, and each Stockholder has the power to vote or cause to be voted (including by granting an irrevocable power to vote or executing a written consent) such Shares so listed. The execution and delivery by such Stockholder of this Agreement do not violate or breach any contract, instrument, agreement or arrangement to which such Stockholder is a party or by which such Stockholder is bound or, to the best knowledge and belief of such Stockholder, any law applicable to such Stockholder.

               Section 6. Effectiveness; Term of Agreement; Termination. It is a condition precedent to the effectiveness (and the commencement of the term) of this Agreement that the Merger Agreement shall have been duly adopted and approved and executed and delivered by the parties thereto. Subject to the immediately preceding sentence, the term of this Agreement shall commence on the date hereof, and such term and this Agreement shall terminate automatically upon the earliest to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, provided, however, that if the Merger Agreement is terminated pursuant to Section 9.1(ii)(D) or Section 9.1(iii) thereof, in either case without regard to whether any Termination Fee becomes payable following such termination, this Agreement shall terminate upon the earlier of (i) the date which is six months after such termination of the Merger Agreement or (ii) the date on which a Termination Fee is paid. Upon such termination of this Agreement, no party shall have any obligation or liability hereunder; provided that if such termination is pursuant to clause (b) immediately above, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

               Section 7.  Miscellaneous.

               (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or one day after being sent by courier service that guarantees overnight delivery to the applicable addresses (or facsimile numbers) set forth below:

               If to Parent:

                      AT&T Corp.
                      295 North Maple Avenue
                      Basking Ridge, NJ 07920
                      Attention: Vice President-Law and Corporate Secretary
                      Facsimile: (908) 221-6618

               with a copy to:

                      Wachtell, Lipton, Rosen & Katz
                      51 W. 52nd Street
                      New York, NY 10019
                      Attention: David Silk, Esq.
                      Facsimile: (212) 403-2000

               If to Liberty:

                      Liberty Media Corporation
                      9197 South Peoria Street
                      Englewood, CO 80112
                      Attention: Charles Y. Tanabe, Esq.
                      Facsimile: (720) 875-5382

               with a copy to:

                      Baker & Botts, L.L.P.
                      599 Lexington Ave.
                      New York, NY 10022
                      Attention: John L. Graham, Esq.
                      Facsimile: (212) 705-5125

               If to any Stockholder, to such Stockholder c/o:

                      Myles P. Berkman
                      The Associated Group, Inc.
                      200 Gateway Towers
                      Pittsburgh, PA  15222
                      Facsimile:  (412) 281-1914

               with a copies to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      One Beacon Street
                      Boston, MA  02108
                      Attention: Kent A. Coit, Esq.
                      Facsimile:  (617) 573-4822

                      and

                      Scott G. Bruce, Esq.
                      The Associated Group, Inc.
                      Three Bala Plaza East
                      Suite 502
                      Bala Cynwyd, PA  19004
                      Facsimile:  (610) 660-4920

                      and

                      Dechert Price & Rhoads
                      1717 Arch Street
                      Philadelphia, PA 19103
                      Attention: Barton J. Winokur, Esq.
                      Facsimile: (215) 994-2222

or to such other address as such party shall have designated by notice so given to each other party.

               (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Liberty and each Stockholder.

               (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of Parent or Liberty any corporate successor by merger or otherwise, and in the case of a Stockholder any Permitted Transferee, including any trustee, executor, heir, legatee or personal representative succeeding to the ownership of (or power to vote) such Stockholder's Covered Shares or other securities subject to this Agreement (including as a result of the death, disability or incapacity of a Stockholder).

               (d) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

               (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

               (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief for any such violation.

               (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or her right to exercise any such or other right, power or remedy or to demand such compliance.

               (i) No Personal Liability for Stockholder Representatives; No Third Party Beneficiaries; Severability; No Liability of Stockholders to Parent. It is expressly understood and agreed that no executor, trustee, officer, director, or other representative of a Stockholder shall have any personal liability hereunder as a result of such person's execution and delivery of this Agreement or for any acts or omissions in such person's capacity as such executor, trustee, officer, director or other representative. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto. The representations and warranties of each Stockholder contained herein and the obligations of each Stockholder hereunder are several and not joint, and no Stockholder shall be liable for any representation, warranty, agreement, action or inaction of any other Stockholder. Notwithstanding any other provision of this Agreement, no Stockholder shall have any liability to Parent hereunder in respect of any representation, warranty, covenant, agreement or any other obligation of any Stockholder set forth herein.

               (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

               (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, including the General Corporation Law of the State of Delaware, to the fullest extent possible.

               (l) Name, Captions, Gender. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

               (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

               (n) Expenses. Except as may otherwise be agreed in any agreement between Parent and Liberty (solely with respect to such parties), Parent, Liberty and each Stockholder shall be responsible for its, his or her own expenses incurred in connection with this Agreement and the transactions contemplated hereby.


               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   AT&T CORP.


                                   By: /s/ Daniel E. Somers
                                       -----------------------------
                                       Name:  Daniel E. Somers
                                       Title: Senior Executive Vice
                                              President and CFO

                                   LIBERTY MEDIA CORPORATION


                                   By: /s/ Charles Y. Tanabe
                                       -----------------------------
                                       Name:  Charles Y. Tanabe
                                       Title: Senior Vice President and
                                              General Counsel

                                   STOCKHOLDERS:


                                   /s/ Myles P. Berkman
                                   --------------------------------
                                   Myles P. Berkman


                                   /s/ David J. Berkman
                                   --------------------------------
                                   David J. Berkman


                                   /s/ Lillian R. Berkman
                                   ---------------------------------
                                   Lillian R. Berkman


                                   Estate of Jack N. Berkman


                                   By: /s/ Myles P. Berkman
                                      ------------------------------
                                      Myles P. Berkman, as
                                      Executor


                                   /s/ Lillian R. Berkman
                                   ---------------------------------
                                   Lillian R. Berkman, as
                                   Executor


                                   /s/ Donald H. Jones
                                   ----------------------------------
                                   Donald H. Jones,
                                   as Executor


                                   Sybiel B. Berkman Foundation


                                   By: /s/ Myles P. Berkman
                                       ------------------------------
                                      Myles P. Berkman, as Trustee


                                   Monroe E. Berkman Family
                                   Limited Partnership


                                   By: /s/ Myles P. Berkman
                                       ------------------------------
                                      Myles P. Berkman, as
                                      General Partner


                                   Stephen L. Berkman Trust


                                   By: /s/ Lillian R. Berkman
                                       -----------------------------
                                      Lillian R. Berkman, as Trustee


                                   Monroe E. Berkman Trust


                                   By: /s/ Lillian R. Berkman
                                       -----------------------------
                                      Lillian R. Berkman, as Trustee



                                 Schedule I



                                                      Company Class A
        Stockholder                                    Common Stock
        -----------                                    --------------

David J. Berkman                                            13,626
Sybiel B. Berkman Foundation                               200,000
Monroe E. Berkman Family Limited                           270,938
Partnership
Estate of Jack N. Berkman                                2,332,416
Lillian R. Berkman                                         450,000
Stephen L. Berkman Trust                                   125,802
Monroe E. Berkman Trust                                    125,802
Myles P. Berkman                                           681,642
                                                       -----------
                      Total                              4,200,226